Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-133908) and S-8 (Nos. 333-135087, 333-61323, 333-85659, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty Corporation and Subsidiaries of our reports dated February 28, 2008, relating to the combined statements of revenues and certain expenses of PNP Acquisitions (for the years ended December 31, 2006, 2005, and 2004), D'Andrea Marketplace and Black Mountain Village (for the year ended December 31, 2006), Birchwood (for the year ended December 31, 2006), and KROP Acquisitions (for the years ended December 31, 2006, 2005, and 2004), and the statements of revenues and certain expenses of Market at Haynes Bridge (for the year ended December 31, 2006), Suburban Square (for the year ended December 31, 2006), and 1401 Walnut Street  (for the year ended December 31, 2006), which appear in this Current Report on Form 8-K of Kimco Realty Corporation and Subsidiaries dated March 11, 2008.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 28, 2008

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